Exhibit 3.3

CERTIFICATE OF FORMATION

OF

WESTERN REFINING LOGISTICS GP, LLC

This Certificate of Formation, dated July 17, 2013, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.         Name. The name of the Company is “Western Refining Logistics GP, LLC”.

2.         Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

New Castle County

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

New Castle County

EXECUTED as of the date written first above.

WESTERN REFINING LOGISTICS GP, LLC

By:	/s/ Lowry Barfield
Name: Lowry Barfield
Title: Authorized Person